                               EXHIBIT 10.25

                             ADDENDUM TO LEASE


THIS AGREEMENT made this 20th day of February, 1998 by and between BRAINERD INTERNATIONAL, INC., hereinafter referred to as Tenant, and WOODLAND OFFICE PARTNERSHIP, hereinafter referred to as Lessor.

WHEREAS, WOODLAND OFFICE PARTNERSHIP, and BRAINERD INTERNATIONAL, INC. have previously entered into a Lease Agreement dated January 10, 1996 for office space (Suite 214) in the building known as Woodland Office Center, 17113 Minnetonka Blvd., Minnetonka, MN 55345;

NOW, THEREFORE, in consideration of the above recitals and upon the terms and conditions hereafter set forth, it is agreed and understood as follows:

1. Lessor agrees to extend the Term of this Lease for two (2) years beginning March 1, 1998 and ending February 28, 2000

2. Tenant's rent shall be a Gross Rent at a rate of $19575.00 annually payable in monthly installments of $1631.25.

3. Except as set forth above, all other terms and conditions of the Lease shall remain in full force and effect.

IN WITNESS WHEREOF, the Parties have caused this Addendum to be executed the date first above written.

TENANT:                                 LESSOR:
BRAINERD INTERNATIONAL  INC.            WOODLAND OFFICE PARTNERSHIP


By:  /S/ RICHARD L. ROE                 By: /S/

Its:  VICE PRESIDENT                    Its: _____________________________